UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2012

TTM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-31285	91-1033443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2630 SOUTH HARBOR BOULEVARD SANTA ANA, CALIFORNIA 92704

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 327-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 7, 2012, TTM Technologies, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) with the Securities and Exchange Commission furnishing a press release that announced the Company’s financial results for the fourth quarter and year ended December 31, 2011. This Amendment No. 1 on Form 8-K/A is being filed to amend certain information set forth in the Original Filing.

Subsequent to the issuance of the press release and the Original Filing, the Company determined, pursuant to APB 23, to permanently reinvest all earnings of the Company’s 70% owned SYE manufacturing subsidiary located in Dongguan, China. This resulted in an approximately $2.8 million decrease in the Company’s 2011 income tax provision reflected in the Original Filing. The adjusted income tax provision is $1.3 million for the quarter ended December 31, 2011 (compared to $4.1 million as previously reported) and $26 million for the year ended December 31, 2011 (compared to $28.8 million as previously reported).

The net impact of the above adjustment is an increase in net income attributable to stockholders for the quarter ended December 31, 2011 to $11.2 million, or $0.14 per diluted share (compared to $8.4 million, or $0.10 per diluted share, as previously reported), and an increase in net income attributable to stockholders for the year ended December 31, 2011 to $41.9 million, or $0.51 per diluted share (compared to $39.1 million, or $0.48 per diluted share, as previously reported).

On a non-GAAP basis, the net impact of the above adjustment is an increase to net income attributable to stockholders for the quarter ended December 31, 2011 to $29.3 million, or $0.36 per diluted share (compared to $27.7 million, or $0.34 per diluted share as previously reported), and an increase in net income attributable to stockholders for the year ended December 31, 2011 to $126.5 million, or $1.54 per diluted share (compared to $124.8 million, or $1.52 per diluted share as previously reported).

Previously reported results for the first three quarters of 2011 are not affected by the adjustments. The financial statements included below in this report reflect the adjustments noted above. The Company’s Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission on February 29, 2012, reflects this corrected information.

About Our Non-GAAP Financial Measures

This report contains information about the Company’s non-GAAP net income attributable to stockholders and non-GAAP earnings per share attributable to stockholders, which are non-GAAP financial measures. Management believes that both measures — which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt, asset impairments, restructuring and other charges as well as the associated tax impact of these charges — provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

CONSOLIDATED STATEMENTS OF OPERATIONS

	September 30,	September 30,	September 30,	September 30,	September 30,
	Fourth Quarter		Third Quarter	Full Year
	2011	2010	2011	2011	2010

Net sales	$361,460	$373,391	$358,261	$1,428,639	$1,179,671
Cost of goods sold	290,082	283,388	287,587	1,127,326	925,266

Gross profit	71,378	90,003	70,674	301,313	254,405

Operating expenses:
Selling and marketing	9,867	9,460	8,668	36,891	34,345
General and administrative	24,178	23,360	21,342	92,682	79,668
Amortization of definite-lived intangibles	4,517	4,613	4,315	17,311	13,678
Restructuring charges	—	(60)	—	—	389
Impairment of goodwill	15,184	—	—	15,184	—
Impairment of long-lived assets	—	—	—	48,125	766

Total operating expenses	53,746	37,373	34,325	210,193	128,846

Operating income	17,632	52,630	36,349	91,120	125,559

Interest expense	(6,795)	(6,373)	(6,734)	(26,504)	(22,255)
Interest income	159	145	139	661	505
Other, net	2,692	2,446	1,214	7,955	4,828

Income before income taxes	13,688	48,848	30,968	73,232	108,637
Income tax provision	(1,328)	(12,319)	(4,921)	(26,005)	(28,738)

Net income	12,360	36,529	26,047	47,227	79,899

Net income attributable to noncontrolling interest	(1,190)	(3,503)	(1,569)	(5,359)	(8,368)

Net income attributable to stockholders	$11,170	$33,026	$24,478	$41,868	$71,531

Earnings per share attributable to stockholders:
Basic	$0.14	$0.41	$0.30	$0.52	$1.02
Diluted	$0.14	$0.41	$0.30	$0.51	$1.01

Weighted average common shares:
Basic	81,336	80,139	81,332	81,176	70,220
Diluted	81,988	80,962	81,934	81,944	70,819

SELECTED BALANCE SHEET DATA

	September 30,	September 30,
	December 31, 2011	December 31, 2010
Cash and cash equivalents	$196,052	$216,078
Accounts and notes receivable, net	316,568	287,703
Inventories	129,430	135,385
Total current assets	671,534	676,499
Property, plant and equipment, net	766,800	740,630
Other non-current assets	310,735	344,823

Total assets	$1,749,069	$1,761,952

Short-term debt, including current portion long-term debt	$120,882	$67,123
Accounts payable	185,906	204,974
Total current liabilities	437,140	418,200
Debt, net of discount	368,518	458,278
Total long-term liabilities	389,259	510,894
Noncontrolling interest	113,753	104,603
Total stockholders’ equity	922,670	832,858

Total liabilities and stockholders’ equity	$1,749,069	$1,761,952

SUPPLEMENTAL DATA

	September 30,	September 30,	September 30,	September 30,	September 30,
	Fourth Quarter		Third Quarter	Full Year
	2011	2010	2011	2011	2010

Gross margin	19.7%	24.1%	19.7%	21.1%	21.6%
Adjusted EBITDA margin	16.6	20.5	16.5	17.5	16.5
Operating margin	4.9	14.1	10.1	6.4	10.6

End Market Breakdown:

	September 30,	September 30,	September 30,
	Fourth Quarter		Third Quarter
	2011	2010	2011
Aerospace/Defense	15%	16%	16%
Cellular Phone	14	12	10
Computing/Storage/Peripherals	20	22	21
Medical/Industrial/Instrumentation	8	8	7
Networking/Communications	33	37	38
Other	10	5	8

Stock-based Compensation:

	September 30,	September 30,	September 30,
	Fourth Quarter		Third Quarter
	2011	2010	2011
Amount included in:
Cost of goods sold	$251	$308	$219
Selling and marketing	106	107	100
General and administrative	1,786	1,838	1,735

Total stock-based compensation expense	$2,143	$2,253	$2,054

Operating Segment Data:

	September 30,	September 30,	September 30,
	Fourth Quarter		Third Quarter
	2011	2010	2011
Net sales:
Asia Pacific	$218,448	$220,212	$222,284
North America	144,079	156,421	137,355

Total sales	362,527	376,633	359,639
Inter-segment sales	(1,067)	(3,242)	(1,378)

Total net sales	$361,460	$373,391	$358,261

Operating segment income:
Asia Pacific	$20,094	$38,257	$27,855
North America	2,055	18,986	12,809

Total operating segment income	22,149	57,243	40,664
Amortization of definite-lived intangibles	(4,517)	(4,613)	(4,315)

Total operating income	17,632	52,630	36,349
Total other expense	(3,944)	(3,782)	(5,381)

Income before income taxes	$13,688	$48,848	$30,968

RECONCILIATIONS(1)

	September 30,	September 30,	September 30,	September 30,	September 30,
	Fourth Quarter		Third Quarter	Full Year
	2011	2010	2011	2011	2010
Adjusted EBITDA reconciliation(2):
Net income	$12,360	$36,529	$26,047	$47,227	$79,899
Add back items:
Income tax provision	1,328	12,319	4,921	26,005	28,738
Interest expense	6,795	6,373	6,734	26,504	22,255
Amortization of definite-lived intangibles	4,546	4,643	4,343	17,427	13,795
Depreciation expense	19,946	16,634	17,231	69,698	48,747

EBITDA	$44,975	$76,498	$59,276	$186,861	$193,434

Add back: Asset impairments	15,184	—	—	63,309	766

Adjusted EBITDA	$60,159	$76,498	$59,276	$250,170	$194,200

GAAP EPS excluding impairments reconciliation(3):
GAAP net income attributable to stockholders	$11,170	$33,026	$24,478	$41,868	$71,531
Add back items:
Asset impairments	15,184	—	—	63,309	766
Income tax effects	(4,058)	—	—	(4,764)	(203)

GAAP net income, excluding impairments, attributable to stockholders	$22,296	$33,026	$24,478	$100,413	$72,094

GAAP earnings per diluted share, excluding impairments, attributable to stockholders	$0.27	$0.41	$0.30	$1.23	$1.02

Non-GAAP EPS reconciliation(4):
GAAP net income attributable to stockholders	$11,170	$33,026	$24,478	$41,868	$71,531
Add back items:
Amortization of definite-lived intangibles	4,546	4,643	4,343	17,427	13,795
Stock-based compensation	2,143	2,253	2,054	8,075	6,913
Non-cash interest expense	1,947	2,189	1,909	8,163	7,744
Impairments, restructuring and other charges	15,184	(54)	—	63,309	17,749
Income tax effects	(5,666)	(2,391)	(1,826)	(12,379)	(12,222)

Non-GAAP net income attributable to stockholders	$29,324	$39,666	$30,958	$126,463	$105,510

Non-GAAP earnings per diluted share attributable to stockholders	$0.36	$0.49	$0.38	$1.54	$1.49

1.

This information provides a reconciliation of EBITDA, adjusted EBITDA, GAAP net income (excluding impairments) attributable to stockholders, GAAP EPS (excluding impairments) attributable to stockholders, non-GAAP net income attributable to stockholders and non-GAAP EPS attributable to stockholders to the financial information in our consolidated statements of operations.

2.

Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization and asset impairments. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.

3.	This information provides GAAP net income attribututable to stockholders and GAAP EPS attributable to stockholders excluding asset impairments and related income tax effects.

4.

This information provides non-GAAP net income attributable to stockholders and non-GAAP EPS attributable to stockholders, which are non-GAAP financial measures. Management believes that both measures — which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), asset impairments, restructuring and other charges as well as the associated tax impact of these charges — provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: February 29, 2012	By:	/s/ Steven W. Richards
Steven W. Richards
Chief Financial Officer